Exhibit 99.1

April 29, 2009 - For Immediate Release

Press Release

Contact: Robert V. Lardon
Vice President, Investor Relations
203.328.3517
robert.lardon@harman.com

HARMAN INTERNATIONAL REPORTS THIRD QUARTER FY 2009 RESULTS

•	STEP Change cost-savings program on track to improve profitability

•	$270 million revolving credit facility amended and extended 18 months through 2011

•	Successful launch of record number of automotive platforms and new product introductions

Stamford, CT, April 29, 2009 – Harman International Industries, Incorporated (NYSE: HAR) today announced results for the third quarter ended March 31, 2009.  Net sales for the third quarter were $598 million, a 42 percent decrease compared to $1.033 billion for the same period last year.  Loss per diluted share in the third quarter was ($1.09) compared to a loss of ($0.06) in the same period last year.  Excluding restructuring, merger-related costs and goodwill impairment charges, non-GAAP loss per diluted share was ($0.84) for the third quarter compared to non-GAAP earnings of $0.31 for the same period last year.

“Due to the unprecedented downturn in the automotive industry which represents seventy percent of our business, we are continuing our aggressive actions for sustainable cost reduction and prudent cash management, including the reduction of more than 2,000 jobs during this fiscal year,” said Dinesh C. Paliwal, Chairman and CEO.  “We believe that our amended and extended $270 million credit facility provides adequate liquidity to support our operations and to execute on our STEP Change cost-savings program.  These efforts and our continued investment in and introduction of new cutting-edge products and technology will help Harman emerge from this downturn as a strong competitor.”

“In spite of these challenges, we are pleased to confirm that we have already successfully launched 12 of 13 new automotive audio and infotainment platforms since the beginning of fiscal year 2008,” Paliwal continued.  “This is particularly noteworthy during a time of aggressive restructuring and is a testament to the commitment of our people.  By delivering on time and on quality during this economic crisis, we have earned the confidence of our customers while securing a future stream of revenues.”

FY 2009 Q3 Key Figures – Total Company	Three Months Ended March 31				Nine Months Ended March 31
			Increase (Decrease)				Increase (Decrease)
$ millions (except per share data)	Q3 09	Q3 08	Including Currency Changes	Excluding Currency Changes[2]	Q3 09	Q3 08	Including Currency Changes	Excluding Currency Changes[2]
Net sales	598	1,033	(42%)	(37%)	2,223	3,045	(27%)	(24%)
Gross profit	113	261	(57%)	(53%)	532	827	(36%)	(34%)
Percent of net sales	18.9%	25.3%			23.9%	27.2%
Operating income (loss)	(89)	(7)	n.m.	n.m.	(423)	96	n.m.	n.m.
Percent of net sales	(14.8%)	(0.6%)			(19.0%)	3.1%
Net Income (loss)	(64)	(3)	n.m.	n.m.	(358)	76	n.m.	n.m.
Diluted earnings (loss) per share	(1.09)	(0.06)			(6.11)	1.20

Restructuring-related costs	18	33			54	34
Merger-related costs	0	0			0	14
Goodwill impairment charge	2	0			328	0
Gross profit[1]	113	261	(57%)	(53%)	540	827	(35%)	(33%)
Percent of net sales[1]	18.9%	25.3%			24.3%	27.2%
Operating income (loss)[1]	(68)	27	n.m	n.m.	(41)	144	n.m.	n.m.
Percent of net sales[1]	(11.3%)	2.6%			(1.8%)	4.7%
Net Income (loss)[1]	(49)	19	n.m.	n.m.	(29)	107	n.m.	n.m.
Diluted earnings (loss) per share[1]	(0.84)	0.31			(0.50)	1.68
Shares outstanding - diluted (in millions)	59	61			59	63

1,2 A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.
n.m. = Not Meaningful

Summary of Operations

Net sales for the quarter ended March 31, 2009 were $598 million, a 42 percent decrease compared to the prior year period.  All three segments reported lower sales compared to the same period in the prior year.  Exclusive of changes in foreign currency translation, net sales were 37 percent lower than the same period in the prior year.  The Company experienced lower net sales as a result of deterioration in overall economic conditions within the automotive, consumer, and professional markets.

Gross margin on a non-GAAP basis decreased by 6.4 percentage points to 18.9 percent for the quarter ended March 31, 2009 compared to 25.3 percent of sales in the same period last year.  The decline stemmed primarily from the Automotive Division where gross margin on a non-GAAP basis was 12.9 percent compared to 22.6 percent in the same period last year.  The Automotive margin decline was due to several factors including new product generation at several major OEM customers having its lowest contribution margin at the beginning of its lifecycle, an earlier decision by Mercedes-Benz to dual-source its Infotainment business and under-absorption of production resources as sales volumes declined faster than cost savings could be realized.

SG&A expense on a non-GAAP basis decreased $53.2 million compared to the same period in the prior year ($181 million vs. $234 million), of which $18.6 million was due to foreign currency translation. This decrease reflects the benefits from the Company’s STEP Change cost savings program and additional cost control measures. Engineering, a significant component of SG&A, decreased to $79.4 million for the quarter ended March 31, 2009 compared to $104.1 million in the same period last year. Of the total $24.7 million reduction, $10.3 million was due to foreign currency translation.

Operating loss of ($67.9) million on a non-GAAP basis compares to operating income of $26.8 million in the same period last year.  On a GAAP basis, operating loss for the quarter ended March 31, 2009 was ($88.7) million compared to an operating loss of ($6.6) million in the same period last year.  During the three months ended March 31, 2009, the Company incurred $18.5 million of restructuring expenses, primarily in support of the STEP Change cost savings program.

We believe the Company’s liquidity position is sufficient to support our operations.  At March 31, 2009, the cash and cash equivalents balance was $334 million compared to $131 million for the same period last year.   The increase in cash is primarily the result of a $200 million draw-down from the Company’s revolving credit facility compared to the same period last year.  The Company’s recently amended revolving credit facility and $400 million senior convertible note indenture each contain provisions that limit the Company’s ability to incur additional debt.

The Company is indefinitely suspending its cash dividend effective as of the third quarter ended March 31, 2009 in order to conserve liquidity during this period of severe economic downturn.

Strategic Initiatives

The Company announced that it has successfully renegotiated its revolving credit facility.  The amended credit facility extends maturity of the borrowings from June 28, 2010 to December 31, 2011 and decreases the amount available for borrowing from $300 million to $270 million.  A summary of the terms of the amended credit agreement are available in the Company’s 8-K filing dated April 3, 2009.

Harman continues to execute its STEP Change cost-savings program on schedule.  The program is ahead of target year-to-date with $150 million in savings achieved through March 31, 2009.

By the close of the current fiscal year, the Company will have eliminated more than 2,000 jobs, primarily in high cost countries, representing nearly 20% of its workforce.  More than 1,800 of these reductions have been implemented through March 31, 2009, including capacity-related actions.  Concurrently, the Company is adding some capacity in high-growth emerging markets as part of its global footprint optimization.

To control costs, the Company is maintaining tough expense controls and higher hurdle rates for capital project approval.  Expense controls include a hiring freeze, a 30% reduction in travel expenses, shortened work weeks in various factories, and suspension of company matching 401(k) contributions.

“It is clear that we have continued hard work ahead,” said Dinesh Paliwal.  “While we cannot control the current economic environment, we responded early and we will continue to execute on our proven strategies both to weather the downturn and to emerge as a strong competitor.  We expect to reap the rewards of pent-up market demand once an economic recovery is underway.”

Investor Call on April 29, 2009

NOTE:  For reference during its analyst and investor conference call, the Company has posted a set of informational slides on its web site at www.harman.com and accompanying this press release on www.businesswire.com.

At 4:40 p.m. EDT today, Harman's management will host an analyst and investor conference call to discuss the third quarter results. Those who wish to participate in the call should dial (800) 700-7860 (US) or +1 (612) 288-0329 (International), and reference Harman International.

A replay of the call will also be available following the completion of the call at approximately 6:40 p.m. EDT. The replay will be available through May 13, 2009. To listen to the replay, dial (800) 475-6701 (US) or +1 (320) 365-3844 (International), Access Code: 997165. AT&T will also web-cast the presentation.

The web-cast can be accessed at http://65.197.1.15/att/confcast, enter the Conference ID 997165 and type GO. There will also be a link to the web-cast at www.harman.com.  Participation through the web-cast will be in listen-only mode. If you require technical assistance, call the toll-free AT&T Conference Casting Support Help Line at (888) 793-6118 (US) or +1 (678) 749-8002 (International).

General Information

Harman International (www.harman.com) designs, manufactures and markets a wide range of audio and infotainment products for the automotive, consumer and professional markets. The Company maintains a strong presence in the Americas, Europe and Asia and employs approximately 10,500 people worldwide. The Harman International family of brands spans some 15 leading names including AKG®, Audioaccess®, Becker®, BSS®, Crown®, dbx®, DigiTech®, Harman Kardon®, Infinity®, JBL®, Lexicon®, Mark Levinson®, Revel®, QNX®, Soundcraft® and Studer®.  The Company’s stock is traded on the New York Stock Exchange under the Symbol HAR.

A reconciliation of the non-GAAP measures included in this press release to the most comparable GAAP measures is provided in the tables contained at the end of this press release. Harman does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.

Forward-Looking Information

Except for historical information contained herein, the matters discussed are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act.  One should not place undue reliance on these statements.  We base these statements on particular assumptions that we have made in light of our industry experience, as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances.  These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to (1) our ability to successfully implement our strategic initiatives, including our STEP Change cost reduction initiative, and to achieve the intended benefits and anticipated savings of those initiatives; (2) changes in consumer confidence and spending and worsening economic conditions in the U.S. and Europe; (3) valuation of certain assets, including goodwill, investments and deferred tax assets, considering recent market conditions; (4) a change in interest rates and availability of financing affecting consumer spending; (5) automobile industry sales and production rates; (6)  our ability to effectively implement our restructuring programs and to realize the intended benefits of these programs; (7) fluctuations in currency exchange rates; (8) the bankruptcy or financial deterioration of one or more of our customers or suppliers; (9) the loss of one or more significant customers, including our automotive customers; (10) model-year changeovers and customer acceptance in the automotive industry; (11) our ability to satisfy contract performance criteria at expected profit margins; (12) availability of key components for the products we manufacture; (13) customer acceptance of our consumer and professional products; (14) competition in the automotive, consumer or professional markets in which we operate, including pricing pressures for our products; (15) the outcome of pending or future litigation and other claims, including, but not limited to the current stockholder and ERISA lawsuits or any claims or litigation arising out of our business, labor disputes at our facilities and those of our customers or common carriers; (16) warranty obligations for defects in our products; (17) work stoppages at our facilities or affecting our customers or suppliers; (18) our ability to comply with financial or other covenants in our credit agreements; and (19) other risks detailed in Harman International’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008 and other filings made by Harman International with the Securities and Exchange Commission.  We undertake no obligation to publicly update or revise any forward-looking statement.

APPENDIX

Automotive Division

FY 2009 Q3 Key Figures – Automotive	Three Months Ended March 31				Nine Months Ended March 31
			Increase (Decrease)				Increase (Decrease)
$ millions	Q3 09	Q3 08	Including Currency Changes	Excluding Currency Changes[2]	Q3 09	Q3 08	Including Currency Changes	Excluding Currency Changes[2]
Net sales	405	759	(47%)	(41%)	1,539	2,152	(29%)	(26%)
Gross profit	52	171	(70%)	(66%)	307	531	(42%)	(40%)
Percent of net sales	12.9%	22.6%			19.9%	24.7%
Operating income (loss)	(80)	5	n.m.	n.m.	(380)	83	n.m.	n.m.
Percent of net sales	(19.8%)	0.6%			(24.7%)	3.9%

Restructuring-related costs	15	19			31	19
Goodwill impairment charge	2	0			292	0
Gross profit[1]	52	172	(70%)	(66%)	314	531	(41%)	(39%)
Percent of net sales[1]	12.9%	22.6%			20.4%	24.7%
Operating income (loss)[1]	(63)	24	n.m.	n.m.	(56)	103	n.m.	n.m.
Percent of net sales[1]	(15.5%)	3.1%			(3.7%)	4.8%

1,2 A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.
Note:  Prior year segment results reflect restatement of QNX business into Other.
n.m. = Not Meaningful

Automotive net sales for the quarter ended March 31, 2009 decreased $354 million, or 47 percent compared to the same period last year.  Foreign currency translation had a negative impact on net sales of $72.6 million during the quarter.  Sales were impacted by lower production volumes and extended plant shut downs by some major automakers.

Automotive gross margin on a non-GAAP basis was 12.9 percent compared to 22.6 percent in the same period last year.  The Automotive margin decline was due to several factors including production under absorption and lower contribution margin related to the ramp up of new infotainment product launches. The Company anticipates that margins on the next-generation infotainment products will improve over time as these platforms mature, allowing for greater cost and productivity efficiencies. Step Change programs focused on sustainable productivity improvements are establishing a more competitive production cost base and greater benefits will be realized once automotive demand improves. On a year-over-year comparative basis, the impact of under-absorption due to lower sales volumes for the quarter ended March 31, 2009 was partially offset by lower warranty related expenses.

Automotive SG&A expense on a non-GAAP basis decreased $32.8 million compared to the prior year ($115 million vs. $148 million), of which $14.8 million was due to foreign currency translation.

The Automotive division continues to execute on its record number of major platform projects, including the launch of its premium infotainment system for the all-new Porsche Panamera and its second complete infotainment and  audio system on Hyundai’s new luxury flagship “Equus” in Korea.   A new high-end navigation system was successfully launched for PSA/Peugeot, covering the Citroen C5, Peugeot 308 and new Peugeot 3008 small SUV. Underscoring the success of these introductions, The Harman Automotive Division was selected by BMW to supply Harman Kardon branded audio systems across its MINI car line.  The new BMW flagship 7-Series, which launched recently with Harman infotainment systems, was named the world’s most technologically advanced new vehicle for 2009 by leading analyst iSuppli.

Two significant technology initiatives were unveiled during the quarter by the Harman Automotive Division.  The company’s GreenEdge™ technology, which combines exceptional energy efficiency without compromising performance, was introduced at the Geneva Motor Show in cooperation with Intel and leading concept car pioneer Rinspeed.  The Company also announced an exclusive partnership with Lotus Engineering to develop Active Noise Management applications including noise propagation technologies for electric cars to improve pedestrian safety.

Consumer Division

FY 2009 Q3 Key Figures – Consumer	Three Months Ended March 31				Nine Months Ended March 31
			Increase (Decrease)				Increase (Decrease)
$ millions	Q3 09	Q3 08	Including Currency Changes	Excluding Currency Changes[2]	Q3 09	Q3 08	Including Currency Changes	Excluding Currency Changes[2]
Net sales	72	113	(36%)	(32%)	298	416	(28%)	(27%)
Gross profit	16	24	(33%)	(27%)	70	100	(30%)	(28%)
Percent of net sales	22.3%	21.0%			23.6%	24.1%
Operating income (loss)	(7)	(13)	44%	41%	(33)	1	n.m.	n.m.
Percent of net sales	(10.3%)	(11.8%)			(11.1%)	0.2%

Restructuring-related costs	0	6			6	6
Goodwill impairment charge	0	0			23	0
Gross profit[1]	16	24	(33%)	(27%)	70	100	(30%)	(28%)
Percent of net sales[1]	22.3%	21.0%			23.6%	24.1%
Operating income (loss)[1]	(7)	(7)	0%	3%	(5)	7	n.m.	n.m.
Percent of net sales[1]	(10.0%)	(6.4%)			(1.6%)	1.7%

1,2 A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.
n.m. = Not Meaningful

Consumer net sales for the quarter ended March 31, 2009 decreased $40.9 million, or 36 percent, compared to the same period last year.  Foreign currency translation had a negative impact on net sales of $7.4 million during the quarter.   The decline in net sales from the same period in the prior year is primarily attributable to poor economic conditions in the US and Europe.

Consumer gross margin on a non-GAAP basis increased 1.3 percentage points for the quarter ended March 31, 2009 compared to the same period last year.  The increase in gross margin reflects the company’s strategy to focus on differentiated, high valued added products.

Consumer SG&A expense on a non-GAAP basis decreased $7.7 million compared to the same period in the prior year ($23 million vs. $31 million), primarily due to the effect of restructuring projects and favorable foreign currency translation.

The JBL luxury speaker series Project K2 S9900 was launched in February to an audience of dealers and journalists.  More than $1 million in sales were recorded during the first month of release, amidst strong market response including a cover feature from Japan’s most prestigious audio magazine.

Harman Consumer also announced a partnership with style leader Roxy to introduce a new market category of fashion headphones and portable audio products co-branded with JBL.  The first products will include a line of co-branded headphones in fashion colors launched in the third quarter of 2009.  The Company’s JBL Control Now Speaker and AKG Headphones K420 and K450 received the international “Red Dot” product design award from Germany’s design center Nordrhein Westfalen.  The Harman products were selected from among more than 3200 nominations spanning 1400 suppliers from 50 countries.

Professional Division

FY 2009 Q3 Key Figures – Professional	Three Months Ended March 31				Nine Months Ended March 31
			Increase (Decrease)				Increase (Decrease)
$ millions	Q3 09	Q3 08	Including Currency Changes	Excluding Currency Changes[2]	Q3 09	Q3 08	Including Currency Changes	Excluding Currency Changes[2]
Net sales	112	150	(26%)	(23%)	357	447	(20%)	(18%)
Gross profit	39	59	(33%)	(31%)	136	175	(22%)	(21%)
Percent of net sales	35.2%	39.1%			38.1%	39.1%
Operating income	8	16	(50%)	(49%)	35	59	(41%)	(42%)
Percent of net sales	7.2%	10.6%			9.7%	13.3%

Restructuring-related costs	3	6			10	6
Goodwill impairment charge	0	0			0	0
Gross profit[1]	39	59	(33%)	(31%)	137	175	(22%)	(21%)
Percent of net sales[1]	35.0%	39.1%			38.3%	39.1%
Operating income[1]	11	22	(48%)	(47%)	45	65	(32%)	(32%)
Percent of net sales[1]	10.3%	14.5%			12.5%	14.6%

1,2 A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

Professional net sales for the quarter ended March 31, 2009 decreased $38.6 million, or 26 percent compared to the same period last year.  Foreign currency translation had a negative impact on net sales of $6.1 million during the quarter. The decrease in sales compared to the same period last year was primarily due to poor economic conditions.

Professional gross margin on a non-GAAP basis declined 4.1 percentage points for the quarter ended March 31, 2009 compared to the same period in the prior year.  The decrease is primarily attributable to under-absorption.

Professional SG&A expense on a non-GAAP basis decreased $9.2 million ($28 million vs. $37 million), due to tight cost controls implemented across all business units.

Harman Professional began shipments during the quarter of its new ScreenArray cinema system, featuring JBL speaker arrays actively powered by Crown I-Tech HD amplifiers.  Global motion picture exhibitor Cinemark has outfitted its new XD3 large-screen digital format concept with the system.  Leading tour sound provider Sound Image has ordered more than 800 I-Tech HD amplifiers, putting some 10 million watts of new power on the road for leading performing artists.

More than 50 new Harman Pro products were introduced at trade shows in the US and Europe during the quarter, including the world’s largest annual gathering of music professionals at Prolight + Sound / Musikmesse in Frankfurt, Germany.  Introductions included two category-leading Crown amplifiers, new dbx signal processing, and AKG professional microphones.  The new products leverage Harman’s robust HiQnet protocol which offers sound professionals exceptional ease of installation and control for large sound reinforcement systems.

Harman Professional products shared the stage at such noted third quarter events as the US Presidential Inauguration, Super Bowl XLIII, the NBA All-Star Game, Grammy Awards and Academy Awards.  New Harman systems performed for opening-day crowds this month at the new Yankees and Mets baseball stadiums in New York as well as the Baltimore Orioles’ Camden Yards stadium.

Other (QNX and Corporate)

FY 2009 Q3 Key Figures – Other	Three Months Ended March 31				Nine Months Ended March 31
			Increase (Decrease)				Increase (Decrease)
$ millions	Q3 09	Q3 08	Including Currency Changes	Excluding Currency Changes[2]	Q3 09	Q3 08	Including Currency Changes	Excluding Currency Changes[2]
Net sales	10	11	(11%)	(11%)	29	30	(5%)	(4%)
Gross profit	6	7	(19%)	(18%)	19	21	(9%)	(9%)
Percent of net sales	61.6%	67.4%			64.6%	67.9%
Operating income (loss)	(9)	(14)	35%	35%	(45)	(48)	7%	7%
Percent of net sales	(97%)	(131%)			(155%)	(159%)

Restructuring-related costs	0	3			8	3
Merger-related costs	0	0			0	14
Goodwill impairment charge	0	0			13	0
Gross profit[1]	6	7	(19%)	(18%)	19	21	(9%)	(9%)
Percent of net sales[1]	61.6%	67.4%			64.6%	67.9%
Operating income (loss)[1]	(9)	(11)	19%	19%	(24)	(32)	23%	23%
Percent of net sales[1]	(98%)	(107%)			(84%)	(105%)

1,2 A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

SG&A expense for QNX and Corporate on a non-GAAP basis decreased $3.5 million compared to the same period last year.  The decrease was due to lower stock option and bonus expense.

Harman’s QNX Software Systems unit announced the launch of its new Connected Automotive Reference (CAR) program for the automotive market. The new program integrates embedded QNX products with third party technologies to deliver advanced automotive applications.  QNX is featured as a premier software provider in the NG Connect Program by Alcatel-Lucent who cited the collaboration to build “cutting edge technologies and services to reshape the way people communicate and interact.” The QNX unit announced new design wins across several industries including automotive (Visteon/Ford), public transit (equipping 3500 buses for Singapore Land Transport Authority), and optical networking (Infinera Corporation).

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(000s omitted except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2009	2008	2009	2008
Net sales	$598,282	1,032,668	2,223,347	3,045,240
Cost of sales	484,987	771,535	1,691,265	2,218,408
Gross profit	113,295	261,133	532,082	826,832

Selling, general and administrative expenses	199,662	267,734	627,090	731,153
Goodwill impairment	2,341	-	327,786	-
Operating income (loss)	(88,708)	(6,601)	(422,794)	95,679

Other expenses:
Interest expense, net	1,580	1,631	728	5,948
Miscellaneous, net	723	1,792	1,751	3,445
Income (loss) before income taxes	(91,011)	(10,024)	(425,273)	86,286

Income tax expense (benefit)	(27,100)	(7,273)	(67,700)	10,980
Minority interest	---	598	(34)	(754)
Net income (loss)	$(63,911)	(3,349)	(357,539)	76,060

Basic earnings (loss) per share	$(1.09)	(0.06)	(6.11)	1.22
Diluted earnings (loss) per share	$(1.09)	(0.06)	(6.11)	1.20

Shares outstanding – Basic	58,568	60,086	58,544	62,474
Shares outstanding – Diluted	58,568	60,086	58,544	63,315

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(000s omitted)
(unaudited)

	March 31,	March 31,
	2009	2008
ASSETS
Current assets
Cash and cash equivalents	$334,321	$131,261
Accounts receivable	387,659	586,715
Inventories	384,090	425,914
Other current assets	234,741	243,286
Total current assets	1,340,811	1,387,176

Property, plant and equipment	515,099	633,646
Goodwill	79,790	441,487
Other assets	344,669	290,481

Total assets	$2,280,369	2,752,790

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$571	$633
Accounts payable	201,858	291,633
Accrued liabilities	452,516	539,397
Total current liabilities	654,945	831,663

Borrowings under revolving credit facility	260,112	60,000
Long-term debt	401,611	402,457
Other non-current liabilities	135,220	159,875

Total shareholders’ equity	828,481	1,298,795

Total liabilities and shareholders’ equity	$2,280,369	$2,752,790

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(000s omitted except per share amounts)
(unaudited)

	Three Months Ended
	March 31, 2009
	GAAP	Adjustments		Non-GAAP
Net sales	$598,282	---		598,282
Cost of sales	484,987	(66	) (a)	484,921
Gross profit	113,295	66		113,361

Selling, general and Administrative expenses	199,662	(18,418	) (b)	181,244
Goodwill impairment	2,341	(2,341	) (c)	---
Operating income (loss)	(88,708)	20,825		(67,883)

Other expenses:
Interest expense, net	1,580	---		1,580
Miscellaneous, net	723	---		723
Income (loss) before income taxes	(91,011)	20,825		(70,186)

Income tax (benefit) expense	(27,100)	6,285		(20,815)
Minority interest	---	---		---
Net income (loss)	$(63,911)	14,540		(49,371)

Basic earnings (loss) per share	$(1.09)			(0.84)
Diluted earnings (loss) per share	$(1.09)			(0.84)

Shares outstanding – Basic	58,568			58,568
Shares outstanding – Diluted	58,568			58,568

(a)
Restructuring charges in Cost of Sales in the amount of $66 thousand were recorded during the third quarter of fiscal 2009.  These charges were related to accelerated depreciation due to closure of manufacturing facilities.

(b)
Restructuring charges in SG&A in the amount of $18.4 million were recorded during the third quarter of fiscal 2009.  These charges were taken to increase efficiency in manufacturing, engineering and administrative functions.

(c)	A goodwill impairment charge of $2.3 million was incurred during the third quarter.

Harman International has provided a reconciliation of non-GAAP measures in order to provide the users of these financial statements with a better understanding of our restructuring and goodwill impairment charges incurred during the third quarter of fiscal 2009.   These non-GAAP measures are not measurements under accounting principles generally accepted in the United States.  These measurements should be considered in addition to, but not as a substitute for, the information contained in our consolidated financial statements prepared in accordance with US GAAP.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(000s omitted except per share amounts)
(unaudited)

	Nine Months Ended
	March 31, 2009
	GAAP	Adjustments		Non-GAAP
Net sales	$2,223,347	---		2,223,347
Cost of sales	1,691,265	(7,861	) (a)	1,683,404
Gross profit	532,082	7,861		539,943

Selling, general and Administrative expenses	627,090	(46,354	) (b)	580,736
Goodwill impairment	327,786	(327,786	) (c)	---
Operating income	(422,794)	382,001		(40,793)

Other expenses:
Interest expense, net	728	---		728
Miscellaneous, net	1,751	---		1,751
Income before income taxes	(425,273)	382,001		(43,272)

Income tax expense	(67,700)	53,930		(13,770)
Minority interest	(34)	---		(34)
Net income	$(357,539)	328,071		(29,468)

Basic earnings (loss) per share	$(6.11)			(0.50)
Diluted earnings (loss) per share	$(6.11)			(0.50)

Shares outstanding – Basic	58,544			58,544
Shares outstanding – Diluted	58,544			58,544

(a)
Restructuring charges in Cost of Sales in the amount of $7.9 million were recorded during the first nine months of fiscal 2009.  These charges were primarily related to accelerated depreciation due to closure of manufacturing facilities.

(b)
Restructuring charges in SG&A in the amount of $46.4 million were recorded during the first nine months of fiscal 2009.  These charges were taken to increase efficiency in manufacturing, engineering and administrative functions.

(c)	Goodwill impairment charges totaling $327.8 million were incurred during the first nine months of fiscal 2009.

Harman International has provided a reconciliation of non-GAAP measures in order to provide the users of these financial statements with a better understanding of our restructuring and goodwill impairment charges incurred during the first nine months of fiscal 2009.   These non-GAAP measures are not measurements under accounting principles generally accepted in the United States.  These measurements should be considered in addition to, but not as a substitute for, the information contained in our consolidated financial statements prepared in accordance with US GAAP.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(000s omitted except per share amounts)
(unaudited)

	Three Months Ended
	March 31, 2008
	GAAP	Adjustments		Non-GAAP
Net sales	$1,032,668	---		1,032,668
Cost of sales	771,535	(176	) (a)	771,359
Gross profit	261,133	176		261,309

Selling, general and administrative expenses	267,734	(33,250	) (b)	234,484
Operating income (loss)	(6,601)	33,426		26,825

Other expenses:
Interest expense, net	1,631	---		1,631
Miscellaneous, net	1,792	---		1,792
Income (loss) before income taxes	(10,024)	33,426		23,402

Income tax expense (benefit), net	(7,273)	11,365		4,092
Minority interest	598	---		598
Net income (loss)	$(3,349)	22,061		18,712

Basic earnings (loss) per share	$(0.06)			0.31
Diluted earnings (loss) per share	$(0.06)			0.31

Shares outstanding – Basic	60,086			60,086
Shares outstanding – Diluted	60,086			60,686

(a)
Restructuring charges in Cost of Sales in the amount of $176 thousand were recorded during the third quarter of fiscal 2008.  These charges were related to accelerated depreciation due to closure of manufacturing facilities.

(b)	Restructuring charges in the amount of $33.3 million were recorded during the third quarter to increase efficiency in manufacturing, engineering and administrative operations.

Harman International has provided a reconciliation of non-GAAP measures in order to provide the users of the financial statements accompanying this press release with a better understanding of our restructuring charges incurred during the third quarter of fiscal 2008.  These non-GAAP measures are not measurements under accounting principles generally accepted in the United States.  These measurements should be considered in addition to, but not as a substitute for, the information contained in our consolidated financial statements prepared in accordance with US GAAP.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(000s omitted except per share amounts)
(unaudited)

	Nine Months Ended
	March 31, 2008
	GAAP	Adjustments		Non-GAAP
Net sales	$3,045,240	---		3,045,240
Cost of sales	2,218,408	(176	) (a)	2,218,232
Gross profit	826,832	176		827,008

Selling, general and administrative expenses	731,153	(47,800	) (b)	683,353
Operating income	95,679	47,976		143,655

Other expenses:
Interest expense, net	5,948	---		5,948
Miscellaneous, net	3,445	---		3,445
Income before income taxes	86,286	47,976		134,262

Income tax expense, net	10,980	17,452		28,432
Minority interest	(754)	---		(754)
Net income	$76,060	30,524		106,584

Basic earnings per share	$1.22			1.71
Diluted earnings per share	$1.20			1.68

Shares outstanding – Basic	62,474			62,474
Shares outstanding – Diluted	63,315			63,315

(a)
Restructuring charges in Cost of Sales in the amount of $176 thousand were recorded during the first nine months of fiscal 2008.  These charges were primarily related to accelerated depreciation due to closure of manufacturing facilities.

(b)
During the nine months ended March 31, 2008, restructuring charges in the amount of $34.0 million were recorded to increase efficiency in manufacturing, engineering and administrative operations.  Additionally, $13.8 million in merger costs, principally investment banking and professional fees, related to our terminated merger agreement with affiliates of Kohlberg Kravis Roberts & Co. L.P. and GS Capital Partners were recorded in the nine months ended March 31, 2008.

Harman International has provided a reconciliation of non-GAAP measures in order to provide the users of the financial statements accompanying this press release with a better understanding of our restructuring and merger related costs incurred during the first nine months of fiscal 2008.  These non-GAAP measures are not measurements under accounting principles generally accepted in the United States.  These measurements should be considered in addition to, but not as a substitute for, the information contained in our consolidated financial statements prepared in accordance with US GAAP.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
RECONCILIATION OF NON-GAAP MEASURES EXCLUDING EFFECT OF FOREIGN CURRENCY TRANSLATION
($000s Omitted)

	Three Months Ended March 31,		Increase
	2009	2008	(Decrease)
Net sales	598,282	1,032,668	(42%)
Effect of foreign currency translation[1]	—	(86,117)
Net sales, excluding effect of foreign currency translation	598,282	946,551	(37%)

Operating income (loss)	(88,708)	(6,601)	n.m.
Effect of foreign currency translation[1]	—	186
Operating income (loss), excluding effect of foreign currency translation	(88,708)	(6,415)	n.m.

Net income (loss)	(63,911)	(3,349)	n.m.
Effect of foreign currency translation[1]	—	(3,461)
Net income (loss), excluding effect of foreign currency translation	(63,911)	112	n.m.

12008 actual results translated at 2009 foreign exchange rates.

Harman International has provided a reconciliation of the non-GAAP measures in the table above to provide the users of the financial statements accompanying this press release with a better understanding of the Company’s performance.  Because changes in currency exchange rates affect our reported financial results, we show the rates of change both including and excluding the effect of these changes in exchange rates.  We encourage readers of our financial statements to evaluate our financial performance excluding the impact of foreign currency translation.  These non-GAAP measures are not measurements under accounting principles generally accepted in the United States.  This measurement should be considered in addition to, but not as a substitute for, the information contained in our consolidated financial statements prepared in accordance with US GAAP.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
RECONCILIATION OF NON-GAAP MEASURES EXCLUDING EFFECT OF FOREIGN CURRENCY TRANSLATION
($000s Omitted)

	Nine Months Ended March 31,		Increase
	2009	2008	(Decrease)
Net sales	2,223,347	3,045,240	(27%)
Effect of foreign currency translation[1]	—	(104,532)
Net sales, excluding effect of foreign currency translation	2,223,347	2,940,708	(24%)

Operating income (loss)	(422,794)	95,679	n.m.
Effect of foreign currency translation[1]	—	(1,825)
Operating income (loss), excluding effect of foreign currency translation	(422,794)	93,854	n.m.

Net income (loss)	(357,539)	76,060	n.m.
Effect of foreign currency translation[1]	—	2,498
Net income (loss), excluding effect of foreign currency translation	(357,539)	78,558	n.m.

12008 actual results translated at 2009 foreign exchange rates.

Harman International has provided a reconciliation of the non-GAAP measures in the table above to provide the users of the financial statements accompanying this press release with a better understanding of the Company’s performance.  Because changes in currency exchange rates affect our reported financial results, we show the rates of change both including and excluding the effect of these changes in exchange rates.  We encourage readers of our financial statements to evaluate our financial performance excluding the impact of foreign currency translation.  These non-GAAP measures are not measurements under accounting principles generally accepted in the United States.  This measurement should be considered in addition to, but not as a substitute for, the information contained in our consolidated financial statements prepared in accordance with US GAAP.